UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2012

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-31334	54-1013306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court
Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 17, 2012, SRA International, Inc. (the “Company”) announced that it has completed the acquisition of the National Security Solutions business of MorganFranklin Corporation for a purchase price of approximately $34.2 million.

The acquisition is expected to contribute approximately $8.2 million annually in Adjusted EBITDA, as defined in the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit

99.1	Press Release dated December 17, 2012, announcing the completion of the acquisition of the National Security Solutions business of MorganFranklin Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: December 17, 2012	/S/ RICHARD J. NADEAU
Richard J. Nadeau
Executive Senior Vice President and
Chief Financial Officer